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                                                                 Exhibit 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the registration statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's registration statements on Form S-3 (File No. 333-16955) and Form S-8 (File Nos. 333-20747, 333-16127,
33-1479, 33-1480, 33-10218, 33-13210, 33-14561, 33-17870, 33-37115, 33-38781,
33-39162, 33-40110, 33-48781, 33-59109, 33-63975 and 33-63977) of our reports dated January 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.





                                           COOPERS & LYBRAND L.L.P.

New York, New York
March 10, 1997